                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT"), is dated as of July 31, 1997, and is by and among Parkway Ventures, Inc., a Maryland corporation (the "BUYER"), RADAMERICA, Inc., a Maryland corporation (the "COMPANY"), and Transworld HealthCare, Inc., a New York corporation (the "TRANSWORLD").

                              W I T N E S S E T H:

      Transworld owns all of the issued and outstanding shares of the capital stock of the Company, par value $1.00 per share (the "COMPANY SHARES").

      Transworld desires to sell to the Buyer, and the Buyer desires to purchase from Transworld, all of the Company Shares pursuant to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties intending to be legally bound, hereto agree as follows:

      1. DEFINITIONS.

      For convenience and brevity, certain terms used in this Agreement are listed in alphabetical order and defined or referred to below. Each defined term used in this Agreement has been identified by capitalizing the first letter in such term.

      "ASSETS" means all of the Company's tangible and intangible, real and personal assets used in connection with the ownership and operation of the Business, including, but not limited to: (i) all leasehold improvements, furniture, and fixtures; (ii) the radiation therapy equipment and all other office and medical equipment; (iii) all inventory and supplies; (iv) all accounts receivable of the Business; (v) all rights of the Company under all leases, contracts and other agreements including, but not limited to, space leases and managed care contracts; (vi) all licenses, permits, approvals, and authorizations; (vii) all patient lists, charts, medical records, inventory and supply records, files, patient billing records and all other books and records, relating to the operation of the Business; (viii) all trademarks, trade names, service marks, applications, or agreements for any of the foregoing, lists of suppliers, covenant not-to-compete agreements from ROAM, referral lists, goodwill, marketing literature, electronic systems and databases, and the telephone numbers for the Centers. All of the Assets with a fair market value of more than $1,000.00 are listed on SCHEDULE 5.9.

      "BUSINESS" means the existing operations, medical records, and patient and payor relations and other Assets of the Company, including without limitation, those relating to the Company's radiation therapy and support services businesses.

      "BUSINESS DAY" means any calendar day that is not a Saturday, Sunday or public holiday under the laws of the State of Maryland.

      "CENTERS" means Good Samaritan, Franklin Square, Mercy Medical, North Arundel and St. Joseph, collectively.

      "CLOSING" means the consummation of the transactions contemplated herein.

      "CLOSING DATE" means July 31, 1997 or such other date as may be agreed upon in writing by the parties.

      "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      "COMPANY CERTIFICATES" means the stock certificates representing the Company Shares.

      "COMPANY LEASES" has the meaning provided in Section 5.31.

      "COMPANY SHARES" means three (3) shares of the Company's Common Stock, $___ par value per share, which constitute all of the issued and outstanding shares of capital stock of the Company.

      "COMPANY EMPLOYEE BENEFIT PLANS" means Employee Benefit Plans and any other employee benefit arrangements or payroll practices, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of the Company, maintained by the Company or an ERISA Affiliate or to which the Company or an ERISA Affiliate has contributed or is or was obligated to make payments, excluding any Multiemployer Plan, in each case with respect to any current or former employees or directors of the Company or an ERISA Affiliate.

      "COMPANY EMPLOYEE PENSION PLANS" means Company Employee Benefit Plans which constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA.

      "COMPANY EMPLOYEE WELFARE PLANS" means Company Employee Benefit Plans which constitute "employee welfare benefit plans" within the meaning of Section 3(1) of ERISA.

      "CONTRACT" means any written or oral contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking, practice or authorization that is or may be binding on any person or its property under applicable law, including, without limitation, Third Party Payor Contracts.

      "COURT ORDER" means any judgment, decree, order or decision of any federal, state or local court or governmental agency or authority that is binding on any person or its property under applicable law.

      "DEFAULT" means (a) a breach of or default under any Contract, or (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a material breach of or default under any Contract.

      "DUE DILIGENCE EXAMINATION" has the meaning provided in Section 7.4 hereof.

      "EMPLOYEE BENEFIT PLAN" has the meaning ascribed to such term by Section 3(3) of ERISA.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA AFFILIATE" means any trade or business, whether or not incorporated, under common control with the Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

      "EXHIBIT" means an exhibit attached hereto and incorporated into this Agreement.

      "FINANCIAL STATEMENTS" has the meaning provided in Section 5.20 hereof.

      "FRANKLIN SQUARE" means the radiation therapy and support services center of the Company located at Franklin Square Radiation Oncology Center, White Square Professional Building, 9105 Franklin Square Drive, Baltimore, Maryland 21237 (including the Company's headquarters).

      "GAAP" means generally accepted accounting principles.

      "GOOD SAMARITAN" means the radiation therapy and support services center of the Company located at Good Samaritan Radiation Oncology Center, 5601 Loch Raven Boulevard, Baltimore, Maryland 21239.

      "HAZARDOUS MATERIALS" means (a) "hazardous materials" as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq., (b) "hazardous substances" as that term is defined in the Environment Article of the Annotated Code of Maryland, (c) "medical waste," including wastes regulated under COMAR 26.13.11, cultures and pathological waste, human and animal blood specimens and blood products, anatomical materials, blood, blood soiled articles, blood contaminated materials, micro-biological laboratory waste, sharps, chemical waste, infectious waste, chemotherapeutic waste, and low or high level radioactive waste, (d) hydrocarbons, (e) asbestos and radon gas, (g) polychlorinated biphenyls ("PCBs"), (h) urea formaldehyde foam insulation, or (i) any other material the presence of which causes or threatens to cause a nuisance or poses or threatens to pose a hazard to health or the environment.

      "IBNRS" refers to services covered under the health benefits program sponsored by Transworld which have been incurred by a Company employee or his or her dependent but for which a claim is not made prior to the Closing.

      "LIABILITY(IES)" has the meaning provided in Section 5.22 hereof.

      "LIEN" means any mortgage, lien, security interest, pledge, encumbrance, restriction on transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.

      "MERCY MEDICAL" means the radiation therapy and support services center of the Company located at the Mercy Medical Center, Department of Radiation Oncology, 301 Saint Paul Place, Baltimore, Maryland 21202.

      "MULTIEMPLOYER PLAN" means any multiemployer plan as defined in Section 3(37) of ERISA to which the Company or an ERISA Affiliate has contributed or is or was obligated to make payments, in each case with respect to any employees or former employees of the Company or an ERISA Affiliate.

      "MULTIPLE EMPLOYER PLAN" means any Company Employee Benefit Plan that constitutes a multiple employer plan subject to Sections 4063 and 4064 of ERISA or Section 413(c) of the Code.

      "NORTH ARUNDEL" means the radiation therapy and support services center of the Company located at North Arundel Radiation Oncology Center, 203 Hospital Drive, Glen Burnie, Maryland 21061.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "PAYOR" means any third party payors for medical services, such as intermediaries, insurance companies, and/or HMOs.

      "PERMITTED LIENS" means Liens for taxes not yet due and payable.

      "PHYSICIAN" means any physician who performs professional medical services for the Company, either by direct agreement with the Company or through employment or independent contractor relationships with ROAM.

      "PURCHASE PRICE" has the meaning provided in Section 2.2.

      "REGULATION" means any statute, law, ordinance, rule or regulation of any federal, state, local or other governmental agency or body, including (without limitation) those covering delivery of and payment for health care services, occupational safety, zoning, anti-discrimination, antitrust, employee benefit, wage and hour, and price and wage control matters.

      "ROAM" means Radiation Oncology Affiliates of Maryland, P.A., a Maryland professional corporation.

      "SDAT" means the Maryland State Department of Assessments and Taxation.

      "SECTION" means a section of this Agreement, unless the context indicates otherwise.

      "SCHEDULE" means a schedule attached hereto or incorporated into this Agreement.

      "ST. JOSEPH" means the radiation therapy and support services center of the Company located at St. Joseph Radiation Oncology Center, 7605 Osler Drive, Towson, Maryland 21204.

      "THIRD PARTY PAYOR CONTRACTS" means all Contracts between the Company and third party payors for the delivery of radiation therapy and support, including, without limitation, all contracts with governmental and private insurers, health maintenance organizations, and preferred provider organizations.

      2. SALE AND PURCHASE OF COMPANY SHARES.

            2.1 Purchase of Shares. At the Closing on the Closing Date, subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements set forth in this Agreement, Transworld shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall Purchase and accept from Transworld, all of the Company Shares. The Company Shares shall be conveyed free and clear of Liens.

            2.2 Purchase Price. In consideration of Transworld's sale, assignment, transfer and delivery of the Company Shares to the Buyer, the Buyer shall pay Transworld aggregate consideration in the amount of Twelve Million One Hundred Thousand Dollars and Zero Cents ($12,100,000), plus an amount equal to those accounts receivable of the Company existing on the Closing Date (as reflected in SCHEDULE 5.8) (the "COMPANY ACCOUNTS") which are actually collected by the Company ("COLLECTED A/R") during the 90-day period following the Closing Date (collectively, the "PURCHASE PRICE"). The Purchase Price is subject to adjustment as provided in Section 7.4.

            2.3 Payment of the Purchase Price. At the Closing, the Buyer shall pay to Transworld the Purchase Price (other than the Collected A/R). The Collected A/R received by the Company during the 90-day period following the Closing Date shall be paid to Transworld within 10 days following the expiration of such 90-day period. Payment of the Purchase Price shall be made by check or wire transfer of immediately available funds to such accounts as shall be specified to Buyer by Transworld in writing.

            2.4 Obligations with Respect to Accounts Receivable.

                  (a) Collection Efforts. Buyer agrees to use its normal collection practices in its efforts to collect the Company Accounts.

                  (b) Subsequent Adjustments. (1) In the event an audit of the Company Accounts (or any prior accounts receivable of the Company) is conducted within six (6) months after the Closing Date, and, as a result of such audit a Payor becomes entitled to a refund of either Collected A/R or of any payments made prior to the Closing Date for services rendered by the Company, Transworld shall pay to such Payor such amounts due within ten (10) days of its receipt of written notice thereof, unless it shall give a written objection thereto within such ten (10) day period, in which case Transworld and Buyer shall use their best efforts to resolve such dispute with the Payor in a prompt manner. In any event, Transworld shall be liable for any amounts ultimately due to such Payor as a result of such audit.

                        (2)  In the event an audit referred to in subsection
(1) above results in an underpayment of Collected A/R or of any receivable paid prior to the Closing Date, Buyer shall (or shall direct the Payor to) pay such amount to Transworld.

            2.5 Self-Insured IBNR Liabilities. Buyer shall not assume any liability or obligation arising out of or related to the Company's and/or Transworld's self insured health benefits plan, specifically IBNRs thereunder, regardless of any accruals or reserves in the Financial Statements. Such obligations shall remain obligations of Transworld, and Transworld hereby undertakes to satisfy such obligations in the same manner as if the claims were filed by current Transworld employees.

      3. CLOSING.

            3.1 Closing. Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of the Buyer, at 2330 W. Joppa Road, Lutherville, Maryland, beginning at 8:30 a.m. on the Closing Date.

            3.2 Documents to be Delivered by the Company. At the Closing, the Company or Transworld, as applicable, shall deliver each of the following documents to the Buyer:

                  (a) Delivery of Stock Certificates. The Company Certificates, duly endorsed in blank for transfer or accompanied by duly executed stock powers in blank.

                  (b) Resignations. Written resignations of all Directors and Officers of the Company.

                  (c) Certificate of Secretarial Officer. A certificate of the Secretary of the Company dated as of the Closing Date, attesting to (i) the Company's Articles of Incorporation and By-Laws, (ii) the resolutions of the Company's Board of Directors and Transworld authorizing the execution, delivery and performance of this Agreement, and (iii) the incumbency and the signature of each officer and director of the Company.

                  (d) Good Standing Certificate. A good standing certificate issued by the SDAT and dated not earlier than 10 Business Days prior to the Closing, indicating that the

Company is in good standing in Maryland, and a good standing certificate issued by the New York Department of State and dated not earlier than 10 Business Days prior to the Closing, indicating that Transworld is in good standing in New York.

                  (e) Opinion of Counsel. A signed opinion of Transworld's counsel, dated as of the Closing Date and addressed to the Buyer, substantially in the form of EXHIBIT A.

                  (f) Consents to Assignments of Leases. A consent to the assignment and estoppel certificate with respect to each of the following leases, duly executed by the respective landlord thereto, which shall provide, among other things, that the lease is in full force and effect, that the tenant thereunder is not in default of any provision thereunder, and that the landlord consents to the assignment of the lease to the Buyer, substantially in the form of EXHIBIT B, and reasonably satisfactory to the Buyer and its counsel:

           Date of Lease                               Lessor
           -------------                               ------
         March, 1989                      Arundel Radiology Limited Partnership
         August 1, 1992                   St. Joseph's Hospital, Inc.
         December 15, 1984, as amended    White Square Limited Partnership

                  (g) UCC Terminations. Evidence of the valid termination of all Uniform Commercial Code ("UCC") financing statements and U.S. Patent and Trademark Office security interests filed against the Company or Transworld (related to the Assets if filed against Transworld).

                  (h) Mercy Agreement. An amendment to the Management Agreement, dated February 1, 1993, as amended, between Mercy Medical Center, Inc. ("MERCY"), and the Company, duly executed by Mercy, in substantially the form of EXHIBIT C.

                  (i) ROAM Certificate. An estoppel certificate with respect to the Management, Facility Access, and Loan Agreement, dated October 1, 1992, as amended, between ROAM, and the Company, duly executed by ROAM, stating that all fees and other amounts payable under the Management Agreement have been paid to June 30, 1997, in substantially the form of EXHIBIT D.

                  (j) Amended Employment Agreements. David Spearman and Melvin Jeffers shall have duly executed and delivered amendments to their respective employment agreements with the Company, extending the expiration date of the Employment Agreements, in the forms of EXHIBITS E AND F, respectively.

                  (k) Other Documents. Such other documents as shall be reasonably requested by the Buyer and its counsel.

            3.3 Documents to be Delivered by the Buyer. At the Closing, the Buyer shall deliver each of the following to Transworld and the Company:

                  (a) Certificate of the Secretary. A certificate of the Secretary of the Buyer dated as of the Closing Date, attesting to (i) the Buyer's Articles of Incorporation, and (ii) the resolutions of the Buyer's Board of Directors authorizing the execution, delivery and performance of this Agreement.

                  (c) Good Standing Certificate. A good standing certificate issued by the SDAT and dated not earlier than 10 Business Days prior to the Closing, indicating that the Buyer is in good standing in Maryland.

                  (d) Opinion of Counsel. A signed opinion of the Buyer's counsel, dated as of the Closing Date and addressed to the Company and Transworld, substantially in the form of EXHIBIT G.

                  (e) Purchase Price. The Purchase Price by wire transfer of immediately available funds in accordance with written instructions provided by Transworld to the Buyer.

                  (f) Other Documents. Such other documents as shall be reasonably requested by Transworld and the Company and its counsel.

      4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer hereby represents and warrants to the Company and Transworld as follows:

            4.1 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

            4.2 Authority. This Agreement has been duly executed and delivered by the Buyer and, assuming the due execution and delivery by Transworld and the Company, constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

            4.3 Validity of Contemplated Transactions. The execution, delivery and performance by the Buyer of this Agreement and each other transaction document to which it is a party, will not (a) contravene or violate the Articles of Incorporation of the Buyer or any Regulation or Court Order that is applicable to the Buyer, or (b) require the Buyer to give notice to, make any filing with, or obtain any permit, authorization or approval from, any federal, state, local or other governmental court, agency or body, except for any filing made on or prior to the Closing Date, or permitted to be made after the Closing Date.

            4.4 Brokers. The Buyer has not employed any broker, finder or agent with respect to this transaction and does not know of any basis on which any third party could claim any broker's, finder's, agent's or similar fee with respect thereto from the Buyer. The Buyer agrees to indemnify and hold harmless the Company and Transworld from any and all fees due to any broker, finder, or consultant, retained by or claiming through or under the Buyer with respect to the transaction contemplated hereby.

      5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND TRANSWORLD. The Company and Transworld hereby jointly and severally represent and warrant to the Buyer as follows:

            5.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power and authority to carry on the Business as it has been and is now being conducted and to own, lease and operate the Assets. The Company is not required to qualify to do business as a foreign corporation in any jurisdiction. The Company has no subsidiaries and no stock or other equity interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity.

            5.2 Capitalization. The total authorized capital stock of the Company consists of One Hundred Thousand (100,000) shares of common stock, par value One Dollar ($1.00) per share, Three (3) of which are issued and outstanding. Transworld is the record and beneficial owner of all of the Company Shares and has, and will transfer to the Buyer at the Closing, good and marketable title to such shares, free and clear of any Liens and with no restriction on the voting rights and the other incidents of record and beneficial ownership pertaining to such shares. All of the Company Shares have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of the terms of any Contract binding upon the Company. Except as set forth above, there are no shares of capital stock or other equity securities of the Company issued or outstanding. The Company Shares have not been issued in violation of, and are not subject to, any preemptive or subscription rights. There are no outstanding options, warrants, calls, agreements, subscriptions, convertible or exchangeable securities or other commitments of any character pursuant to which Transworld or the Company is or may become obligated to issue, sell, purchase, return or redeem any securities of the Company, other than this Agreement, and no equity securities of the Company are reserved for issuance for any purpose.

            5.3 Authority. Transworld has the full right, power and authority to execute, deliver and perform this Agreement and each other transaction document to which it is a party, and the Company has the corporate power and authority, to execute, deliver and perform this Agreement and each other transaction document to which it is a party. This Agreement has been duly executed and delivered by Transworld and the Company and, assuming the due execution and delivery by the Buyer, constitutes their respective legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

            5.4 Validity of Contemplated Transactions. The execution, delivery and performance by the Company and Transworld of this Agreement and each other transaction document to which they are party, will not (a) contravene or violate the Articles of Incorporation or Bylaws of the Company or any Regulation or Court Order that is applicable to the Company or Transworld or to the Business; (b) result in a Default under, permit the acceleration of any obligation under, or require the consent or approval of any party to, any Contract to which the Company or Transworld is a party or by which the Business or any of the Assets is affected (subject to SCHEDULE 5.13); (c) require the Company or Transworld to give notice to, make any filing with, or obtain any permit, authorization or approval from, any federal, state, local or other governmental court, agency or body; or (d) result in the creation or imposition of any Liens upon the Business or any of the Assets.

            5.5 Compliance with Regulations and Court Orders. Neither the Company nor Transworld is in violation of any Court Order or Regulation applicable to the Company, the Business or any of the Assets, and the Assets have not been used or operated by the Company, Transworld or any other person or entity in violation of any Regulation or Court Order, in either case where such violations could have, individually or in the aggregate, an adverse effect on the Business or any of the Assets. The Company has made all filings and notifications required to be made by it under applicable Regulations.

            5.6 Third-Party Options. There are no existing Contracts with, or rights in, any third party to acquire any of the Assets or any interest therein.

            5.7 Transactions with Affiliates. Except in its respective capacities as stockholder, director, officer, employee, or landlord, Transworld, directly or indirectly, at the Closing Date, does not (a) own or have an ownership interest in any of the Assets, or (b) transact business with the Company, the existence, loss or discontinuance of which could have, individually or in the aggregate, a material adverse affect on the Business or any of the Assets. Except as set forth in SCHEDULE 5.13, all such Contracts, arrangements and relationships have been on substantially the same terms and conditions as similar transactions between the Company and non-affiliated parties and are properly recorded on the books and records of the Company.

            5.8 Accounts Receivable. The accounts receivable on SCHEDULE 5.8 and those arising since the date thereof (a) are valid and genuine, (b) arise out of bona fide performance of services or transactions in connection with the Business, (c) are not subject to defenses, setoffs or counterclaims, and (d) subject to insurance adjustments, have been billed and are generally due within 30 days of such billing. SCHEDULE 5.8 sets forth a list of all persons and Third Party Payors owing receivables to the Company in connection with the Business showing the dates such accounts receivable were incurred, the amounts and aging of all such accounts receivable, and the reserves maintained with respect to such accounts. An updated SCHEDULE 5.8 shall be delivered by Transworld to the Buyer at the Closing, which shall be current as of June 30, 1997.

            5.9 All Assets. SCHEDULE 5.9 sets forth a complete and accurate list and summary description of all Assets and properties owned by the Company with a value in excess of One Thousand Dollars ($1,000.00) as of June 30, 1997 and their respective book value.

            5.10 Title to and Condition of Personal Property. The Company owns outright and has good and marketable title to all of the Assets, free and clear of all Liens (except Permitted Liens), and none of the Assets are leased by the Company. All equipment and all other tangible assets and properties that are part of the Assets are in normal operating condition and repair (ordinary wear and tear for assets of their type and age excepted), are useable in the ordinary course of the Business and conform in all material respects to all applicable Regulations relating to their use and operation.

            5.11 Physical Inventory of Tangible Assets. Under Buyer's observation, the Company shall complete a physical inventory of the tangible Assets of the Company having a fair market value of $1,000 or more at the end of the month preceding the Closing, and the Company shall deliver a statement of such inventory at least five (5) business days prior to the Closing Date.

            5.12 Environmental Matters. Except as disclosed on SCHEDULE 5.12,
(a) neither the Company nor Transworld has any knowledge of the presence of any Hazardous Materials on any real property operated or used by it, other than Hazardous Materials of the kinds and in the amounts normally used in a radiation therapy practice, (b) the disposal of all Hazardous Materials by the Company has complied with all Regulations, and (c) neither the Company nor Transworld has any knowledge that they have any liabilities associated with Hazardous Materials.

            5.13 Contracts.

                  5.13.1 SCHEDULE 5.13 sets forth a complete and accurate list or description of all Contracts to which the Company is a party or any of the Assets are affected, including, but not limited to, (i) all Third Party Payor Contracts; (ii) all contracts for physician services performed for the Company;
(iii) management services contracts; (iv) loan agreements; (v) service agreements; (vi) employment contracts; and (vii) joint venture agreements. The Buyer shall take all necessary action to cause the transfer of the Third Party Payor Contracts from the Company or Transworld to the Buyer or its affiliates, and the Company and Transworld shall cooperate and assist the Buyer in connection with the transfers. The Company and Transworld will obtain any necessary consents or amendments of any Third Party Payor Contract, or any other contract or agreement, naming the Buyer as the new owner of the Company and a party to the Contract on or before the Closing Date.

                  5.13.2 All of the Contracts set forth in SCHEDULE 5.13 are valid, binding and enforceable in accordance with their terms, except to the extent that the enforcement may be limited by bankruptcy, insolvency, reorganization, moratoriums or similar laws of general application affecting creditors' rights generally and the application of general principles of equity. Except as may be disclosed in SCHEDULE 5.13, (i) all parties to such Contracts have complied in all material respects with the provisions thereof, (ii) no party is in Default, or has received notice of Default, thereunder, (iii) no event has occurred that, but for the passage of time or the giving of notice or both, would constitute a Default thereunder, and (iv) the Company has neither given nor received any notice of cancellation or termination thereunder.

            5.14 Licenses. Except as set forth on SCHEDULE 5.14, the Company and, to the best of the Company's and Transworld's knowledge, each Physician, has all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities necessary to conduct the Business as it is now being conducted and has paid all fees and charges due in connection therewith, and is in compliance with all laws which relate to the Business. A copy of all licenses, permits, consents, approvals, and authorizations, qualifications and orders of governmental authorities are attached to and incorporated within SCHEDULE 5.14. The Company and, to the best of the Company's and Transworld's knowledge, each Physician, is credentialed for each managed care plan in which the Company participates as a provider ("CERTIFICATIONS"). All the Certifications are in full force and effect in all material respects. The Company and, to the best of the Company's and Transworld's knowledge, each Physician, is in compliance with, and has not received notice of any noncompliance with respect to, the terms and conditions of any such Certification in any case where noncompliance could have an adverse effect on the Business or any of the Assets, and no proceeding is pending or threatened to revoke or limit any such Certification. Except as disclosed in SCHEDULE 5.14, all such Certifications are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees, and neither Transworld nor the Company has received actual notice that any of the Certifications will be adversely affected by the completion of the transaction.

            5.15 Litigation and Claims. Except as disclosed in SCHEDULE 5.15,
(a) there are no claims, litigation, arbitration, proceedings, or governmental investigations ("LEGAL PROCEEDING") pending or, to the best knowledge of the Company and Transworld, threatened against the Company or the Business, (b) no event has occurred and no claim has been asserted that might result in a Legal Proceeding against the Company or the Business or, to the best of the Company's and Transworld's knowledge, ROAM or any Physician, (c) there is no reasonable basis for any such claim, (d) none of the Company, Transworld or any employee of any of them has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may adversely affect the Business, and (e) none of its directors, officers, or employees, and, to the best of the Company's and Transworld's knowledge, none of the Physicians has been excluded or suspended from the Medicare and Medicaid programs. Except as set forth in SCHEDULE 5.15, each pending or threatened Legal Proceeding against the Company or the Business is fully covered by insurance (subject to applicable deductibles).

            5.16 Insurance. The Company maintains as to the Business, the Assets, and the employees, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types (including malpractice) and in such amounts that it considers reasonably appropriate for these purposes. SCHEDULE 5.16 contains a complete and correct list of all insurance policies of the Company. True, correct and complete copies of the insurance policies of the Company have been made available or delivered to Buyer not later than 10 days before the Closing Date. SCHEDULE 5.16 sets forth a brief description of claims made or occurrences reported involving any Company personnel that are still pending. SCHEDULE 5.16 sets forth the aggregate amount paid out under each Company or employee insurance policy during the period from January 1, 1996 to the date hereof relating to any such claim. To the best of the Company's and Transworld's knowledge, at the time each Physician was credentialed by the health maintenance organizations party to the Third Party Payor Contracts, such Physician had in full force all necessary malpractice insurance coverage, and such insurance is in full force and effect today. There have been no lapses in any of the foregoing insurance coverages.

            5.17 Employees. SCHEDULE 5.17 lists all of the present employees of the Company and each such employee's position, social security number, date of hire, current annual salary or hourly wage, average number of hours worked per week, date of last salary increase and a summary of salary, bonuses and accrued sick leave or other compensation, if any, (a) paid or payable to such person by the Company for or in respect of the current calendar year or (b) deferred from a prior year and paid or payable in the current or any subsequent calendar year.
SCHEDULE 5.17 also sets forth the earnings for each such employee as reflected on Form W-2 for the most recently completed calendar year.

            5.18 Overtime, Back Wages, Vacation, Discrimination and Occupational Safety Claims. Except as set forth in SCHEDULE 5.18, there are no claims pending or, to the knowledge of the Company or Transworld, threatened against the Company (whether under federal or state law, under any employment agreement or otherwise) asserted by any present or former employee of the Company or any governmental agency, including, but not limited to, claims for or on account of
(a) wages, salary, severance or overtime pay, or (b) vacation pay or pay in lieu of vacation time off, or any violation of any Regulation relating to minimum wages or maximum hours of work. No person (including any governmental agency) has asserted or, to the knowledge of the Company and Transworld, threatened a claim against the Company under or arising out of, and the Company is not subject to, any judgment, order or inquiry relating to, any Regulation relating to discrimination, occupational safety in employment or employment practices.

            5.19 Employee Benefit Plans; ERISA.

                  5.19.1 SCHEDULE 5.19 contains a complete and correct list of Company Employee Benefit Plans. SCHEDULE 5.19 clearly identifies all Company Employee Benefit Plans which are (a) Company Employee Pension Plans, (b) Multiple Employer Plans, (c) plans other than Multiple Employer Plans that are subject to Section 412 of the Code or Section 302 of ERISA, (d) plans intended to qualify under Section 401 of the Code, and (e) Company Employee Welfare Plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except coverage or benefits required by Part 6 of Title I of ERISA or Section 4980B of the Code if paid 100% by the participant or beneficiary.

                  5.19.2  Except as set forth on SCHEDULE 5.19:

                        (a) true, correct and complete copies of the following documents, with respect to each of the Company Employee Benefit Plans, have been made available or delivered to Buyer not later than 10 days before the Closing
Date: (i) all plan documents and related funding or service agreements, including trust agreements, insurance policies and service agreements and amendments thereto, (ii) the most recent Form 5500 and any financial statements attached thereto and those for the prior three years, (iii) the last Internal Revenue Service determination letter and the last application submitted for a determination letter, (iv) summary plan descriptions, (v) the most recent actuarial report and those for the prior three years, (vi) written descriptions of all non-written agreements relating to any such plan, (vii) all reports submitted within the four years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants or other independent contractors, and (viii) all notices received within the four years preceding the date of this Agreement from the Internal Revenue Service, Department of Labor or any other governmental agency or entity;

                        (b) all amendments and actions required to bring the Company Employee Benefit Plans into conformity in all material respect with all of the applicable provisions of ERISA, the Code and any other applicable laws (including the rules and regulations thereunder) have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on SCHEDULE 5.19;

                        (c) the Company Employee Pension Plans which are intended to qualify under Section 401 of the Code are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under
Section 501 of the Code, and nothing has occurred with respect to such plans which could cause the loss of such qualification or exemption or the imposition of any lien, penalty, or tax under ERISA or the Code; each Company Employee Welfare Plan intended to meet the requirements of tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; each Company Employee Welfare Plan that is a group health plan as defined in Section 5000(b)(1) of the Code has been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, Sections 601 through 608 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable;

                        (d) no Company Employee Benefit Plans have been amended in any manner which would require the posting of any security under Section 401(a)(29) of the Code or Section 307 of ERISA;

                        (e) the Company and ERISA Affiliates have met the minimum funding standards and have made all contributions required under Section 302 of ERISA and Section 412 of the Code; no accumulated funding deficiency, whether or not waived, exists with respect to any Company Employee Pension Plan, and no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year for any such plan;

                        (f) the Company and ERISA Affiliates have paid all amounts due to the PBGC pursuant to Section 4007 of ERISA;

                        (g) the actuarial report for each Company Employee Pension Plan fairly presents the financial condition and the results of operations of each such plan in accordance with GAAP;

                        (h) the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) of each Company Employee Pension Plan which is a defined benefit plan calculated using the actuarial assumptions that would be used by the PBGC in the event of the termination of such plan do not exceed the fair market value of the assets of such plan;

                        (i) there are no material pending claims or lawsuits which have been asserted or instituted by or against the Company Employee Benefit Plans, against the assets of any of the trusts under such plans or by or against the plan sponsor, plan administrator, or any fiduciary of the Company Employee Benefit Plans (other than routine benefit claims) and neither the Company nor any ERISA Affiliate has knowledge of facts which could form the basis for any such claim or lawsuit;

                        (j) the Company Employee Benefit Plans have been maintained in accordance with their plan documents and with all provisions of the Code and ERISA (including rules and regulations thereunder) and other applicable law, and none of the Company nor any "party in interest" or "disqualified person" with respect to the Company Employee Benefit Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Title I, Part 4 of ERISA which is not exempt under applicable law, regulations and administrative exemptions;

                        (k) neither the Company nor any ERISA Affiliate has incurred any outstanding liability under Section 4062 of ERISA to the PBGC, to a trust established under Section 4041 or 4042 of ERISA, or to a trustee appointed under Section 4042 of ERISA;

                        (l) none of the Company Employee Benefit Plans contains any provisions which would prohibit the transactions contemplated by this Agreement or which would give rise to any severance, termination or other payments or liabilities as a result of the transactions contemplated by this Agreement (including, without limitation, any acceleration of vesting or payment of benefits), and no payment that is owed or may become due any director, officer, employee, or agent of the Company will be non-deductible by the Company under Section 280G of the Code or subject to tax under Code Section 4999;

                        (m) the Company has no liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan maintained by any ERISA Affiliate;

                        (n) no reportable event (as defined in Section 4043 of ERISA and the regulations thereunder) has occurred, nor will any occur as a result of the transactions contemplated herein, with respect to any Company Employee Pension Plan, any Employee Benefit Plan maintained by or contributed to by an ERISA Affiliate or any Multiemployer Plan, other than events with respect to which the Department of Labor has waived the 30 days notice requirement;

                        (o) neither the Company nor any ERISA Affiliate has knowledge of any facts or circumstances that may give rise to any liability of the Company or an ERISA Affiliate to the PBGC under Title IV of ERISA (other than liability under Section 4007 of ERISA); and

                        (p) each of the Company Employee Benefit Plans (including without limitation each such plan covering retirees of the Company or the beneficiaries of such retirees) may be terminated or amended by its sponsoring employer, in any manner and at any time, without the consent of and without any further liability to its participants and beneficiaries for benefits that may be accrued or expenses that may be incurred after the date of such termination or amendment; the Company and the ERISA Affiliates have no knowledge of any oral or written statement made by the Company, an ERISA Affiliate or any officer, employee or agent thereof, regarding a Company Employee Benefit Plan that was not in accordance with such plan and that could have a material adverse effect on the Company.

                  5.19.3 With respect to each Multiemployer Plan or Multiple Employer Plan,

                        (a) SCHEDULE 5.19 sets forth the name of each Multiemployer Plan and, as of the last valuation date of the Multiemployer Plan, the amount of potential withdrawal liability of the Company, calculated according to information made available pursuant to Section 4221 of ERISA;

                        (b) the Company and the ERISA Affiliates have not incurred any liability under Title IV of ERISA as a result of any withdrawal from the Multiemployer Plan or Multiple Employer Plan, nor will the transactions contemplated under this Agreement give rise to any such withdrawal liability;

                        (c) no event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the termination, reorganization, or insolvency of, the Multiemployer Plan or Multiple Employer Plan that could result in withdrawal or other liability of the Company or an ERISA Affiliate under Sections 4201, 4063 or 4064 of ERISA;

                        (d) neither the Company nor any ERISA Affiliate has received notice from the Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such plan intends to terminate or has terminated; and

                        (e) the Multiemployer Plan is not a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

                  5.19.4 Except as disclosed on SCHEDULE 5.19, neither the Company nor any ERISA Affiliate has prepaid or prefunded any Company Employee Welfare Plan through a trust, reserve, premium stabilization or similar account; all contributions by the Company or an ERISA Affiliate to a voluntary employees' beneficiary association, as defined in Section 501(c)(9) of the Code, whose members include employees of the Company ("VEBA"), are deductible and under the Code; such VEBA is exempt from federal income tax and no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of such VEBA; no amount or any asset of such VEBA is subject to tax as unrelated business taxable income.

                  5.19.5 With respect to each Transworld or Company Stock Option Plan each option to purchase common stock of Transworld or the Company which is intended to qualify as an incentive stock option under Section 422 of the Code has at all times satisfied, in form and in the manner granted and administered, the requirements of Section 422 of the Code. Each plan under which any such Company or Transworld incentive stock option has been granted has at all times satisfied, in form and in the manner adopted, approved and administered, the requirements of Section 422 of the Code.

            5.20 Financial Statements. Attached hereto as SCHEDULE 5.20 are the Company's statements of financial condition (balance sheet) as of October 31, 1996 and June 30, 1997, together with the statements of operations, cash flows and changes in stockholders' equity for each fiscal year in the three year period ended October 31, 1996, and for the period November 1, 1996 through June 30, 1997. All such statements (the "FINANCIAL STATEMENTS") have been or will be prepared in conformity with GAAP consistently applied throughout all periods and will include all disclosures necessary for a complete and fair understanding of such Financial Statements as required by GAAP.

            5.21 Books of Account; Returns and Reports; Taxes. The books of account of the Company fairly reflect, on a cash basis, (a) all material transactions relating to the Company and (b) all material items of income and expense, and all assets, liabilities and accruals, relating to the Company. All transactions reflected on the books of account for the Company have been duly authorized by all necessary corporate action. Except as provided in SCHEDULE 5.21, the Company, or Transworld with respect to the Company, has duly and timely filed with the appropriate governmental agencies all federal, state and local tax reports and returns and all other reports and returns required to be filed by it pursuant to any Regulation, and the Company has duly made all deposits required by law to be made with respect to employees' withholding taxes.

The Company, or Transworld with respect to the Company, has duly paid all taxes, duties and charges (including penalties and interest thereon) payable by it. Neither the Company nor Transworld, with respect to the Company, has received any notice of assessment or deficiency or proposed assessment from or by the Internal Revenue Service (the "IRS") or any other taxing authority in connection with its tax returns or reports, and there is no pending tax examination of, or tax claim asserted against, the Company or any of the Assets. There is no tax lien on any of the Assets, except for Liens for taxes not yet due and payable. The federal income tax returns filed by the Company, or Transworld with respect to the Company, for its fiscal years ended October 31, 1994, 1995, and 1996 have not been audited, and no agreement for the extension of time or waiver of the statute of limitations for the assessment of any deficiency or adjustment for any year is in effect. Neither the Company nor Transworld, with respect to the Company, has agreed to extend or waive any statute of limitations applicable to the assessment or collection of any tax. True, correct and complete copies of all federal and state income tax returns filed by the Company, or Transworld with respect to the Company, for the period from and including fiscal 1994 have been provided to the Buyer by the Company.

            5.22 Liabilities. SCHEDULE 5.22 sets forth a complete and accurate list and summary description of all obligations (including but not limited to trade payables, debts, accrued liabilities, reserves and employee benefits), all contingent liabilities (including but not limited to asserted claims and assessments that are probable of assertion) and all commitments (including but not limited to leases, purchase commitments and other contractual commitments) of the Company as of June 30, 1997, and their respective dollar amounts (collectively, the "LIABILITIES"). Without limiting the generality of the foregoing, the term "Liabilities" includes any direct or indirect liability, indebtedness, obligation, expense, claim, deficiency or guaranty of or by any person of any type, whether accrued, deferred, absolute, contingent or otherwise. Liabilities shall specifically include all tax liabilities based on the income and expense of the Company, and the employment of its employees, for all periods up to and including the Closing Date. To the best of Transworld's knowledge, the Company has no Liabilities, known or unknown, except as reflected in SCHEDULE 5.22, and current Liabilities incurred in the ordinary course of business since June 30, 1997.

            5.23 No Material Adverse Developments. Since March 25, 1997, (a) there has been no damage or destruction of any of the Assets, the Business, or the Company by fire or other casualty, whether or not covered by insurance, and
(b) there has not been any material adverse change in the Company or the Business, and no event has occurred or circumstances exist that will likely result in such a material adverse change.

            5.24 Existing Business. Since March 25, 1997, the Company has not:
(a) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, (b) suffered any loss of property or waived any right of substantial value, (c) made any change in compensation of any employee of the Company, except in the ordinary course consistent with past practice, (d) made any change in the manner of business or operations, (e) made any change in its accounting practices, (f) entered into any transaction, except in the ordinary course of business or as otherwise contemplated hereby, (g) declared and failed to pay any dividend on, or made any other distribution with respect to, the Company Shares, (h) entered into, created, assumed, secured or guaranteed any financial obligations except for the incurring of unsecured trade debt in the ordinary course of business consistent with past practice, or (i) entered into any commitment (contingent or otherwise) to do any of the foregoing.

            5.25 Additional Information. SCHEDULE 5.25 sets forth accurate lists and summary descriptions of the following:

                  5.25.1 the names of all present officers and directors of the Company;

                  5.25.2 the names and addresses of every bank and other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto;

                  5.25.3 the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company;

                  5.25.4 the names of all persons holding powers of attorney from the Company and a summary statement of the terms thereof; and

                  5.25.5 all names under which the Company has conducted any business during the last five (5) years.

            5.26 Corporate Records. The minute books of the Company are current and contain correct and complete copies of all charter documents of the Company (including all amendments thereto and restatements thereof) and of all minutes of meetings, resolutions and other actions and proceedings of its stockholders and board of directors and all committees thereof, duly signed by the Secretary or an Assistant Secretary of the Company. The stock record book of the Company is also current, correct and complete and reflects the issuance of all of the Company Shares to Transworld.

            5.27 Brokers. Neither the Company nor Transworld has employed any broker, finder or agent with respect to this transaction or knows of any basis on which any third party could claim any broker's, finder's, agent's or similar fee with respect thereto from the Company or Transworld. Transworld agrees to indemnify and hold harmless the Buyer from any and all fees due to any broker, finder, or consultant, retained by or claiming through or under the Company or Transworld with respect to the transaction contemplated hereby.

            5.28 Delivery of Documents. The Company has delivered to the Buyer true and complete copies of (a) all material written Contracts and summaries of any material oral Contracts, that concern or relate to the Company, the Assets or the Business and (b) all other documents (including all amendments, supplements or waivers currently in effect) described in any Schedule hereto or required to be delivered on or before the date hereof.

            5.29 Full Disclosure. (a) This Agreement, including any Schedule or Exhibit to this Agreement, and any other document or agreement delivered in connection with the transactions contemplated hereby, contain no untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not misleading, (b) none of the written statements, documents or certificates prepared or supplied by the Company or Transworld with respect to the transactions contemplated hereby, when read together and in light of the circumstances in which they were made, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and (c) there is no material fact that the Company or Transworld have not disclosed to the Buyer or its counsel in writing which materially adversely affects or could reasonably be expected materially adversely to affect the Assets, the Company, or the Business.

            5.30 Real Property. Other than leasehold interests, the Company does not own any rights to real property located in the State of Maryland or elsewhere.

            5.31 Leasehold Interests. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal (collectively, the "COMPANY LEASES") is listed in SCHEDULE 5.31 hereto. A copy of each Company Lease has previously been delivered to the Buyer. Each Company Lease is a valid and existing agreement without any material default of the Company thereunder and without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or by any other party thereto. Possession of such property by the Company has not been disturbed and no claim has been asserted against the Company adverse to its rights in such leasehold interests. To the extent required, each of the Company Leases relating to Franklin Square, North Arundel and St. Joseph will have been duly assigned to the Buyer on or prior to the Closing.

      6. COVENANTS OF THE BUYER. The Buyer covenants to the Company and Transworld that, except as otherwise consented to in writing by the Company after the date of this Agreement:

            6.1 Confidentiality. If this Agreement terminates without the consummation of the transactions contemplated hereby, the parties and their respective affiliates and agents: (a) shall hold in confidence and refrain from using all non-public information received in connection with the transactions contemplated in this Agreement; and (ii) shall return promptly all such non-public information to the party supplying such confidential information.

            6.2 Access to Records. Buyer shall permit Transworld, at its expense, upon Transworld's request with at least 10 days' notice, to inspect records, books and other documents relating to the Company, the Assets, or the Liabilities, for the purposes of preparing tax returns and financial statements and responding to tax audits, for meeting Transworld's obligations to satisfy the Liabilities as set forth herein, or for use in connection with other claims against Transworld (other than a claim between Buyer and Transworld, in which case inspection shall occur through the discovery process), in all cases solely with respect to claims and matters arising prior to the Closing Date.

      7. COVENANTS OF THE COMPANY AND THE TRANSWORLD. The Company and Transworld jointly and severally covenant to the Buyer that, except as otherwise consented to in writing by the Buyer after the date of this Agreement:

            7.1 Conduct of Business.

                  (a) Between the date hereof and the Closing Date, without the prior written consent of the Buyer, such consent not to be unreasonably withheld, neither the Company nor Transworld will: (i) conduct the Business other than in the ordinary course; (ii) make any sale, transfer, lease or other disposition of any Assets or mortgage, pledge or otherwise create a security interest in any of the Assets, other than in the ordinary course of business;
(iii) fail to maintain the books, accounts and records of the Business on a basis consistent with past practice; (iv) create, incur or assume any indebtedness (except for accounts payable in the ordinary course of business) for money borrowed in connection with the Business; (v) with respect to the Business, effect any transaction with any other entity or person, the terms of which are not commercially reasonable or are other than on an arm's length basis; (vi) take any action that would cause any of the representations and warranties made in Article 5 hereof not to remain true and correct; (vii) undertake any action or engage in any omission which shall impair or jeopardize any of the rights to any of the Assets; (viii) negotiate for or consummate the sale, lease, transfer or conveyance in any way of the Company's assets or any rights thereto to any party other than the Buyer; (ix) declare or pay any dividend or make any distribution, whether in cash, shares, or property; (x) enter into, amend, or extend the terms of any employment or consulting agreement; or (xi) enter into any contract, agreement, commitment or arrangement with respect to any of the actions prohibited by the foregoing.

                  (b) From the date hereof until the Closing Date, the Company and Transworld shall keep the Buyer advised of any significant decisions concerning the Business or the Assets and shall use their best efforts to preserve the Business.

            7.2 Confidentiality. If this Agreement terminates without the consummation of the transactions contemplated hereby, the parties and their respective affiliates and agents: (a) shall hold in confidence and refrain from using all non-public information received in connection with the transactions contemplated in this Agreement; and (ii) shall return promptly all such non-public information to the party supplying such confidential information.

            7.3 Liabilities. The Company and Transworld shall continue to pay, fulfill, perform or otherwise discharge all Liabilities and obligations arising out of, relating to, or in connection with the Business consistent with past practice.

            7.4 COBRA Notification and Responsibility. For notices and payments related to events occurring prior to the Closing Date, Transworld shall be responsible for any notices required to be given to employees or former employees of the Company pursuant to Section 4980B of the Code (or Sections 601 through 608 of ERISA), the Worker Adjustment and Retraining Notification Act and/or Section 402(f) of the Code, and for any payments or benefits required pursuant to such laws or on account of violation of any requirement of such laws.

            7.5 Access to Business.

                  7.5.1 Between the execution of this Agreement and the Closing Date, the Company and Transworld shall (a) permit the Buyer and its counsel, accountants, auditors and other representatives and advisors complete access to all of the Company's Business, staff, offices, properties, books and records, contracts and commitments of the Company, as they relate to the Business, and
(b) provide an opportunity to communicate with employees and consultants of the Company, in order to complete Buyer's due diligence examination of the Company and the Business ("DUE DILIGENCE EXAMINATION"). The Company and Transworld shall cooperate with the Buyer and its counsel, accountants, auditors and other representatives and advisors to complete the due diligence examination. In completing the Due Diligence Examination, the Buyer shall use its best efforts to avoid undue disruption of the Business.

                  7.5.2 Within twenty (20) days following its completion of the Due Diligence Examination, the Buyer will notify Transworld whether it desires to adjust the Purchase Price. If Buyer is dissatisfied with the results of its Due Diligence Examination, Buyer, at its option, may terminate its efforts to complete the acquisition with no further obligation or liability to the Company or Transworld. If Buyer reduces the Purchase Price pursuant to this Section
7.5.2 and Transworld is dissatisfied with such adjustment, Transworld, at its option, may terminate this Agreement, within five (5) business days of receipt of Buyer's Purchase Price reduction, with no further obligations or liability to Buyer.

            7.6 Supplemental Disclosure. The Company and Transworld shall have the continuing obligation to supplement or amend all disclosures with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described therein; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by the Buyer, and, accordingly, shall have no effect on the Liabilities or obligations of the parties under this Agreement.

            7.7 No-Shop. So long as this Agreement has not been terminated in accordance with its provisions, the Company and Transworld shall negotiate exclusively with the Buyer for the transactions contemplated hereby, and during such time, none of the Company nor Transworld, or its or their affiliates, advisors, directors, officers, employees or agents (collectively, the "COMPANY PARTIES") shall, directly or indirectly, solicit, discuss any proposal regarding, or negotiate with any person or entity, the sale or other acquisition of the Assets or the Business, whether by asset or stock sale, merger, or otherwise. If the Company or Transworld shall materially breach the provisions of this Section 7.7, then the Company Parties shall pay to the Buyer by wire transfer of immediately available funds, Fifty Thousand Dollars ($50,000), such obligation to survive termination of this Agreement. The parties hereto acknowledge and agree that the provisions of this Section 7.7 are reasonable and are an integral part of the transactions contemplated hereby, and without these provisions, the parties would not execute and deliver this Agreement; accordingly, if the Company Parties fail to pay the amount set forth herein and in order to obtain such payment, the Buyer institutes suit against one or more of the Company Parties, the Company Parties shall pay to the Buyer its reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of such costs and expenses at the legal rate of interest (such obligation to survive termination of this Agreement).

            7.8 Maintain Existing Business. The Company shall take such steps as are necessary and appropriate to preserve its existing relationships with patients, vendors and service providers, physicians, third party payors and key employees, and the Company and Transworld shall inform the Buyer promptly of the occurrence of any event which may result in a material adverse change to the Assets or the Business.

            7.9 Supplemental Schedules. Within fifteen (15) days following the Closing, Transworld shall supplement the following Schedules so as to make them current as of the Closing Date:

                  (i) SCHEDULE 5.8, List of Accounts Receivable;

                  (ii) SCHEDULE 5.9, List of Assets;

                  (iii) SCHEDULE 5.20, Company's statement of financial condition (balance sheet) as of the Closing Date, and the Company's statement of operations, cash flows and changes in stockholder's equity for the period November 1, 1996 through the Closing Date;

                  (iv) SCHEDULE 5.22, Liabilities; and

                  (v) EXHIBIT D, ROAM Estoppel Certificate, stating all fees and other amounts payable under the Management Agreement have been paid to July 31, 1997.

            Each such supplemented schedule shall be deemed to be a part of the representation and warranty to which it relates as if it were incorporated into the Agreement as of the Closing Date. Such supplemental schedules shall be in form and substance reasonably satisfactory to Buyer.

            7.10 Filing of Tax Returns. Transworld shall file on a timely basis all federal, state and local tax returns of the Company, and Transworld to the extent related to the Company, for all periods ending on or before the Closing Date, and shall pay in full any tax due as reflected in such returns.

            7.11 Administration of Transworld 401(k) Plan. Transworld shall amend its Code Section 401(k) retirement plan ("TRANSWORLD 401(k) PLAN") to provide that, effective as of the Closing Date, the employees of the Company will not be eligible to participate in, and will be fully vested in their account balances under, the Transworld 401(k) Plan. As soon as possible after the Closing Date, Transworld shall provide the employees of the Company with all necessary and appropriate notices and election forms to give them the option of
(i) receiving a distribution of their account balances in accordance with the terms of the Transworld 401(k) Plan made on their behalf to the Code Section 401(k) plan of the Buyer in which the Company's employees will participate (the "BUYER 401(k) PLAN"), or (iii) to the extent required by the participant consent requirements of Code Section 411(a)(11), leaving their account balances in the Transworld 401(k) Plan. Transworld shall cause the Transworld 401(k) Plan to distribute or maintain the accounts of the Company's employees in accordance with their elections and in accordance with the applicable requirements of the Code and ERISA.

      8. CONDITIONS TO THE BUYER'S OBLIGATIONS. Unless waived by the Buyer in writing, in its sole discretion, all obligations of the Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

            8.1 Representations and Warranties. Each of the representations and warranties contained in Section 5 hereof shall be true and accurate in all material respects (except with respect to any representation or warranty that is already qualified as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and shall be true and correct in all material respects (except with respect to any representation or warranty that is already qualified as to materiality, which shall be true and correct in all respects) as of the Closing Date as if made on the Closing Date (except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct in all respects as of the date expressly stated). Each of the Company and Transworld shall have delivered to the Buyer a certificate of its president, certifying the fulfillment, to the extent applicable to such party, of the conditions set forth in this Section 8.1 and in Sections 8.2, and 8.7 below, and a certificate of the Secretary of the party supplying such certificate as to the incumbency of such officer executing the certificate.

            8.2 Covenants and Obligations. All of the covenants and obligations that each of the Company and Transworld is required to perform or to comply with pursuant to the terms of this Agreement at or prior to Closing shall have been duly performed or complied with by the Company and Transworld, as applicable, in all material respects prior to the Closing Date.

            8.3 No Proceeding or Litigation.

                  (a) No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, whether federal, state or foreign, or by any governmental or regulatory body, whether federal, state or foreign, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental authority, whether federal, state or foreign, which prevents the consummation of the transactions contemplated by this Agreement.

                  (b) No suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, governmental or regulatory body, whether federal, state or foreign, shall have been commenced and be pending against the Company or Transworld or any of their respective affiliates, officers or directors seeking to prevent the transactions contemplated hereby or asserting that the transactions contemplated hereby would be illegal.

            8.4 Approvals of Governmental Authorities. All governmental approvals necessary or advisable in the opinion of the Buyer's counsel to consummate the transactions contemplated by this Agreement shall have been received and shall not contain any provision which, in the judgment of the Buyer, is unduly burdensome.

            8.5 Form and Content of Documents. The form and content of all documents, certificates and other instruments delivered by the Company and Transworld shall be reasonably satisfactory to the Buyer and its counsel.

            8.6 Consents and Approvals. The Company and Transworld shall have obtained all consents and approvals, if any, required to be obtained in connection with this transaction in order to avoid a Default under any of the Contracts disclosed in SCHEDULE 5.13. Each of the consents and approvals obtained by the Company shall be free from burdensome restrictions and conditions not applicable to the Company prior to the date of this Agreement.

            8.7 Material Adverse Changes. Since March 25, 1997, neither the Company, the Business nor the Assets shall have been materially adversely affected in any way. There shall be no condition existing or threatened with respect to the Company, the Business or the Assets that might be expected to have a material adverse effect on any of them.

            8.8 Execution of Closing Documents. Transworld and the Company shall have executed, acknowledged and delivered to the Buyer each of the Closing documents applicable to it described in Section 3.2.

            8.9 Transworld and Board Approval of the Transaction. Transworld and the Company's Board of Directors shall have approved this transaction as required by law or the Company's Charter and Bylaws.

            8.10 Independent Accountant's Report. The Buyer shall have received a report from Transworld's independent accountants on the Financial Statements of the Company for the fiscal year ended October 31, 1996, stating that, based upon such accounting firm's audit of the Financial Statements of Transworld for such fiscal year, nothing has come to their attention that would indicate that the Financial Statements of the Company were not prepared in conformity with GAAP.

            8.11 Amendment of Employment Agreements. David Spearman and Melvin Jeffers, shall have executed the Amended Employment Agreements appended hereto as EXHIBITS E AND F, respectively, extending the expiration date of the Employment Agreements.

            8.12 Termination of Agreements with Transworld. Transworld and the Company shall have terminated that certain Management Agreement, dated __________, between Transworld and the Company, without any further obligations by the Company to Transworld. Transworld shall have also forgiven or contributed to the capital of the Company all Liabilities of the Company owed to Transworld.

            8.13 Release of the Company and the Assets on Debt Obligations. Transworld and the Company shall, at or prior to the Closing, discharge all Liens on the Assets and the Company Shares, in a manner reasonably satisfactory to the Buyer and its counsel. In the event Transworld and the Company have failed to discharge any Lien at the time of Closing (including, but not limited to, the Liens held by Bankers Trust Company on the Assets and Company Shares, pursuant to a Security Agreement dated as of July 31, 1996, a Pledge Agreement dated as of July 31, 1996, and an Assignment of Security Interest in Trademarks dated as of July 31, 1996), then the Purchase Price shall be placed in escrow.

      9. CONDITIONS TO THE COMPANY'S AND TRANSWORLD'S OBLIGATIONS. Unless waived in writing by the Company and Transworld, in their sole discretion, all obligations of the Company and Transworld under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

            9.1 Representations and Warranties. Each of the representations and warranties contained in Section 4 hereof shall be true and correct in all material respects (except with respect to any representation or warranty that is already qualified as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and shall be true and correct in all material respects (except with respect to any representation or warranty that is already qualified as to materiality, which shall be true and correct in all respects) as of the Closing Date as if made on the Closing Date (except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct in all respects as of the date expressly stated). The Buyer shall have delivered to the Company and Transworld a certificate of its Secretary certifying the fulfillment, to the extent applicable to such party, of the conditions set forth in this Section 9.1 and in Section 9.2 below.

            9.2 Covenants and Obligations. All of the covenants and obligations that the Buyer is required to perform or to comply with pursuant to the terms of this Agreement at or prior to Closing shall have been duly performed or complied with by the Buyer.

            9.3 No Proceeding or Litigation.

                  (a) No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, whether federal, state or foreign, or by any governmental or regulatory body, whether federal, state or foreign, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental authority, whether federal, state or foreign, which prevents the consummation of the transactions contemplated by this Agreement.

                  (b) No suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, governmental or regulatory body, whether federal, state or foreign, shall have been commenced and be pending against the Buyer or any of its affiliates, officers or directors seeking to prevent the transactions contemplated hereby or asserting that the transactions contemplated hereby would be illegal.

            9.4 Execution of Closing Documents. The Buyer shall have executed, acknowledged and delivered to Transworld each of the Closing documents applicable to it described in Section 3.3.

            9.5 Approvals of Governmental Authorities. All governmental approvals necessary or advisable in the opinion of Transworld's counsel to consummate the transactions contemplated by this Agreement shall have been received and shall not contain any provision which, in the judgment of Transworld, is unduly burdensome.

            9.6 Board Approval of the Transaction. The Board of Directors of the Buyer shall have approved this transaction as required by law or the Buyer's Articles of Incorporation or Bylaws.

      10. INDEMNIFICATION.

            10.1 Indemnification by Transworld. Except as otherwise limited by this Section 10, Transworld shall indemnify, defend and hold harmless the Buyer, the Company, and their respective officers, directors, employees, agents, affiliates, successors and assigns (collectively, the "BUYER INDEMNIFIED PARTIES") from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) suffered or incurred by any of the Buyer Indemnified Parties (hereinafter, a "BUYER LOSS") arising out of or resulting from any of the following:

                  (a) the breach of any representation or warranty by the Company or Transworld contained herein or in any document delivered hereunder at the Closing;

                  (b) the breach of any covenant or agreement by Transworld or the Company contained herein or in any document delivered hereunder at the Closing; and

                  (c) any claims arising out of, relating to, or in connection with, the conduct of the Business prior to, and including, the Closing Date, including, but not limited to, accounts payable, tax, or other obligations of the Business and claims for reimbursement of fees accrued prior to the Closing Date as provided in Section 2.4 hereof.

            10.2 Indemnification by the Buyer. Except as otherwise limited by this Section 10, the Buyer shall indemnify, defend and hold harmless Transworld, and its respective officers, directors, employees, agents, affiliates, successors and assigns (the "COMPANY INDEMNIFIED PARTIES") from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) suffered or incurred by them (hereinafter, a "COMPANY LOSS") arising out of or resulting from any of the following:

                  (a) the breach of any representation or warranty by the Buyer contained herein or in any document delivered hereunder at the Closing;

                  (b) the breach of any covenant or agreement by the Buyer contained herein or in any document delivered hereunder at the Closing; and

                  (c) any claims arising out of, relating to, or in connection with, the conduct of the Business subsequent to the Closing Date, including, but not limited to, accounts payable, tax, or other post-Closing obligations of the Business.

            10.3 General Indemnification Provisions.

                  (a) For the purposes of this Section 10.3, the term "INDEMNITEE" shall refer to the Buyer Indemnified Parties or the Company Indemnified Parties, as applicable, entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 10.1 or 10.2, as the case may be; the term "INDEMNITOR" shall refer to the person or persons having the obligation to indemnify pursuant to such provisions; and "LOSSES" shall refer to the "COMPANY LOSSES" or the "BUYER LOSSES," as the case may be.

                  (b) An Indemnitee shall give written notice (a "NOTICE OF CLAIM") to the Indemnitor within ten (10) Business Days after the Indemnitee has knowledge of any claim (including a Third Party Claim, as hereinafter defined) which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement. No failure to give such Notice of Claim shall affect the indemnification obligations of the Indemnitor hereunder, except to the extent Indemnitor can demonstrate such failure materially prejudiced Indemnitor's ability to successfully defend the matter giving rise to the claim or to the extent the Notice of Claim is given after the period for the survival of representations and warranties set forth in Section 10.2 below. The Notice of Claim shall state the nature of the claim, the amount of the

Losses, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

                  (c) The obligations and liabilities of an Indemnitor under this Section 10 with respect to Losses arising from claims of any third party that are subject to the indemnification provisions provided for in this Section 9 ("THIRD PARTY CLAIMS") shall be governed by and contingent upon the following additional terms and conditions: the Indemnitee at the time it gives a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that it shall be permitted, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnitee and confirms that the Third Party Claim is one with respect to which the Indemnitor is obligated to indemnify. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim which involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld. Similarly, no Third Party Claim may be settled by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld.

      11. TERMINATION.

            11.1 Methods of Termination. This Agreement may be terminated and the purchase of the Stock as contemplated by this Agreement may be abandoned:

                  (a) by mutual written consent of the Buyer and Transworld; or

                  (b) on July 31, 1997 (or such later date as may be agreed to by Buyer and Transworld) in the event the Closing has not occurred.

            11.2 Procedure Upon Termination. In the event of termination by the Buyer or the Seller or both pursuant to Section 11.1 above, written notice thereof shall be promptly given by the terminating party to the other party, and this Agreement shall terminate, and the purchase of the Stock hereunder shall be abandoned without further action by the Buyer or Transworld. If this Agreement is terminated as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

            11.3 Effect of Termination. If this Agreement is validly terminated in accordance with Sections 11.1 and 11.2 above, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Buyer or Transworld or the Company; provided, however, that the obligations of the parties set forth in Section 7.2 shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this
Section 11.3 shall relieve the Buyer or Transworld or the Company of any liability for a material breach of this Agreement occurring prior to termination.

      12. MISCELLANEOUS.

            12.1 Mediation. Any controversy or claim arising out of, or relating to, this Agreement or the making, performance, or interpretation of this Agreement will be settled in the following manner: (a) one or more senior executives of the Buyer will meet with Transworld to discuss and attempt to resolve in good faith any such controversy or claim; (b) if such controversy or claim is not resolved as contemplated by clause (a) above, the Buyer and Transworld will, by mutual consent, select an independent third party to mediate such controversy or claim, providing that such mediation will not be binding upon any of the parties; and (c) if such controversy or claim is not resolved as contemplated by clauses (a) or (b) above, the parties will have such rights and remedies as may be available under this Agreement or otherwise.

            12.2 Survival of Representations and Warranties. Each party hereto covenants and agrees that its warranties and representations contained in this Agreement and the Schedules, hereto, and its indemnification obligations set forth in subsections (a) and (b) of Section 10.1 or 10.2, as applicable, shall survive the Closing Date hereunder for a period of 36 months, and its indemnification obligations set forth in subsection (c) of Section 10.1 or 10.2, as applicable, (other than with respect to taxes) shall survive the Closing Date hereunder for the lesser of three (3) years or until the applicable period of limitation has expired. Notwithstanding the foregoing, the warranties and representations set forth in Section 5.21 hereof, and the indemnification obligation with respect thereto, shall survive until the longer of 36 months after the Closing Date or until the applicable period of limitation with respect to these matters has expired. If written notice of a claim for breach of a representation or warranty has been given by a party prior to the expiration of the survival period as provided in this Section 12.2, then the relevant representation or warranty shall survive as to such claim until the claim has been finally resolved.

            12.3 Payment of Expenses and Taxes. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

            12.4 Non-Compete.

                  (a) In support of the value of the consideration to be received by Transworld hereunder, Transworld agrees that, from and after the Closing Date, Transworld, its subsidiaries, and affiliates shall not directly or indirectly own, lease, maintain, manage, consult for, provide medical services at, or otherwise operate, a radiation therapy business within a twenty (20)-mile radius of Good Samaritan, Franklin Square, Mercy Medical, North Arundel, and St. Joseph, for a period of three (3) years following the Closing Date.

                  (b) Transworld acknowledges that in view of the nature of the Buyer's business objectives, and the consideration to be paid to Transworld hereunder, the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of Buyer, and that in the event that any such territorial or time limitation is deemed to be unreasonable and is then reduced by a court of competent jurisdiction, then, as reduced, the territorial and/or time limitation shall be enforced.

                  (c) The parties agree that a breach by Transworld, its subsidiaries or affiliates of the foregoing restrictive covenant would cause irreparable damage to the Buyer. Therefore, the Buyer shall be entitled to preliminary and permanent injunctions restraining Transworld, its subsidiaries or affiliates from breaching or continuing to breach the foregoing restrictive covenant. The restricted period in the foregoing restrictive covenant shall be extended by a period equal to the time period during which Transworld, its subsidiary or affiliate is in breach thereof.

            12.5 Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

            12.6 Notices. All notices, demands or requests which are required or permitted to be given pursuant to this Agreement shall be in writing, and shall be delivered personally, by commercial carrier, by fax with a machine-generated confirmation sheet and regular mail follow-up or by registered or certified mail, postage prepaid, addressed to a party as stated below, or as a party may hereafter designate by notice given in accordance with this section:

            If to the Buyer, to:

            Parkway Ventures, Inc.
            2330 W. Joppa Road, Suite 300
            Lutherville, MD 21093
            Attn: President
                  and
                  Robert J. Ryan, General Counsel
            Facsimile No.:  (410) 296-3350

            With a copy to:

            Piper & Marbury L.L.P.
            Charles Center South
            36 South Charles Street
            Baltimore, Maryland  21201
            Attn:  Steven J. Mandell, Esquire
            Facsimile No.:  (410) 576-5050

            If to Transworld:

            Robert W. Fine
            President and Chief Operating Officer
            Transworld HealthCare, Inc.
            555 Madison Avenue, 30th Floor
            New York, New York  10022
            Facsimile No.:  (212) 750-7221

            With a copy to:

            Greg Marsella, Esquire
            General Counsel
            Transworld HealthCare, Inc.
            555 Madison Avenue, 30th Floor
            New York, New York  10022
            Facsimile No.:  (212) 750-7221

Notice given personally or by commercial carrier is effective upon delivery. Notice given by fax with a machine-generated confirmation sheet is effective upon the date of mailing the follow-up copy. Notice given by United States mail, as provided above, is effective the third United States Post Office delivery day after the date of mailing.

            12.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF MARYLAND.

            12.8 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof.

            12.9 Remedies Not Exclusive. Subject to Section 12.2, nothing in this Agreement shall be deemed to limit or restrict in any manner any other rights or remedies that any party may have against any other party at law, in equity or otherwise.

            12.10 No Benefits to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their heirs, executors, legal representatives, successors and permitted assigns, and they shall not be construed as conferring any rights on any other persons.

            12.11 Entire Agreement; Amendments. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof. Any prior agreements, representations, warranties or understandings between the parties hereto regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement may not be amended or modified except by a written instrument duly executed by each of the parties hereto.

            12.12 Exhibits and Schedules. All exhibits, schedules, certificates, recitals, and other instruments or documents referred to herein are hereby specifically made a part of this Agreement. Any reference in this Agreement to an Exhibit or Schedule shall be deemed to be a reference to an Exhibit or Schedule to this Agreement unless the context expressly indicates otherwise. Any item disclosed in a Schedule hereto in response to one Section of this Agreement shall not be deemed disclosed in response to any other Section hereof unless specifically provided otherwise herein or unless specifically cross-referenced in the Schedules.

            12.13 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. No such waiver shall limit the ability of the waiving party to enforce its remedies for a subsequent breach of such term or provision or for a breach of any other term or provision hereof.

            12.14 Section Headings; Gender; "Person"; "Affiliate". All section endings and the use of a particular gender are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference in this Agreement to a Section shall be deemed to be a reference to a Section of this Agreement unless the context expressly indicates otherwise. Any reference herein to a "PERSON" shall include an individual, firm, corporation, partnership, trust, association, government or political subdivision or agency, unincorporated organization or any other entity; and any reference to an "AFFILIATE" shall mean any person who, directly or indirectly, controls, is controlled by, or is under common control with, the referenced party.

            12.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one and the same instrument. This Agreement shall become binding only when each party hereto has executed and delivered to the other parties one or more counterparts.

            12.16 Further Assurances. Each party shall, from time to time after the Closing at no additional expense to such party, at the request of the other party and without further compensation, use its or her best efforts (a) to take, or cause to be taken, such action, (b) to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and (c) to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated hereby.

            12.17 Public Announcements. No public announcements relating to this Agreement or the transactions contemplated hereby shall be made unless in form, and at such time, as the Company and the Buyer shall mutually agree, except that nothing in this Agreement shall prevent a party hereto from making any disclosure in connection with the transactions contemplated by this Agreement to the extent required by law, provided that prior notice of such disclosure is given to the other party.

            12.18 Cooperation. Notwithstanding the provisions of Section 10.3(c) hereof, except with respect to claims against each other, Transworld and the Buyer shall cooperate with each other in defending claims asserted against the other with respect to the operations of the Company prior to the Closing, or in asserting any claim against others with respect thereto, and shall make available to the other such witnesses, records, materials and other information in its or her possession or under its or her control relating thereto as is reasonably requested by such party.

                      [SIGNATURES APPEAR ON THE NEXT PAGE.]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the date first written above.

WITNESS/ATTEST:                     PARKWAY VENTURES, INC.


/s/ Robert J. Ryan                  By: /s/ Robert M. Tarola
-----------------------------           -------------------------------------
    Robert J. Ryan                      Robert M. Tarola, Vice President


                                    RADAMERICA, INC.



/s/ Gregory E. Marsella             By: /s/ David Spearman
-----------------------------           -------------------------------------
    Gregory E. Marsella                 David Spearman, President


                                    TRANSWORLD HOME HEALTHCARE, INC.


/s/ Gregory E. Marsella             By: /s/ Robert W. Fine
-----------------------------           -------------------------------------
    Gregory E. Marsella                 Robert W. Fine
                                        President and Chief Operating Officer